UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2014

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 20, 2014, Ingersoll-Rand Global Holding Company Limited (the “Borrower”), Ingersoll-Rand plc (“IR Parent”), Ingersoll-Rand Company Limited (“IR Company Limited”), Ingersoll-Rand International Holding Limited (“IR International”), Ingersoll-Rand Company (“IR Company” and, together with IR Parent, IR International and IR Company Limited, the “Guarantors”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Documentation Agents, and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and certain lending institutions from time to time parties thereto, entered into a new $1 billion senior unsecured revolving credit agreement (the “2014 Revolving Credit Agreement”). The 2014 Revolving Credit Agreement has a term of 5 years. The proceeds of the 2014 Revolving Credit Agreement will be used (i) for working capital purposes of IR Parent, the Borrower and their respective subsidiaries, (ii) to support the commercial paper programs of the Borrower and any additional borrowers under the 2014 Revolving Credit Agreement and (iii) for other general corporate purposes of IR Parent, the Borrower and their respective subsidiaries.

All obligations under the 2014 Revolving Credit Agreement will be guaranteed on a senior basis by the Guarantors. The 2014 Revolving Credit Agreement contains negative and affirmative covenants and events of default customary for credit facilities of this type.

The foregoing description of the 2014 Revolving Credit Agreement is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the 2014 Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Effective March 20, 2014, the Borrower and the Guarantors terminated the Credit Agreement dated as of May 20, 2011 among the Borrower, IR Parent, IR Company Limited and IR International, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Morgan Stanley MUFG Loan Partners, LLC, as Documentation Agents, and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; and certain other lending institutions, as amended by Supplement No. 1, dated as of November 20, 2013 between IR Company and JPMorgan Chase Bank, N.A. (the “2011 Revolving Credit Agreement”). The 2011 Revolving Credit Agreement was a $1 billion senior unsecured revolving credit agreement that was due to expire in 2015. The 2014 Revolving Credit Agreement replaced the 2011 Revolving Credit Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement dated March 20, 2014 among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand plc, Ingersoll-Rand Company Limited, Ingersoll-Rand International Holding Limited, Ingersoll-Rand Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Documentation Agents, and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and certain lending institutions from time to time parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: March 26, 2014	/s/ Evan M. Turtz
Evan M. Turtz
Secretary

Exhibit Index

Exhibit No.	Description
10.1
Credit Agreement dated as of March 20, 2014 among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand plc, Ingersoll-Rand Company Limited, Ingersoll-Rand International Holding Limited, Ingersoll-Rand Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Documentation Agents, and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and certain lending institutions from time to time parties thereto